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                                                                 EXHIBIT 10.46.1


                              EMPLOYMENT AGREEMENT

                                       OF

                                  PETER NORTON

                                AMENDMENT NO. 1


         AMENDMENT NO. 1, effective as of July 1, 1999 ("Amendment"), to that certain Employment Agreement, dated as of July 1, 1994 (the "Employment Agreement"), between Arista Insurance Company, a New York insurance company ("Arista"), and Peter J. Norton (hereinafter referred to as the "Employee") pursuant to which Mr. Norton had been employed as Vice President of Arista and which Employment Agreement was later assigned to Arista Investors Corp., a Delaware corporation (the "Company"), pursuant to that certain Employment Agreement Assignment, dated as of February 1, 1999 (the "Assignment"), among Arista, the Company and the Employee whereby Arista and Employee transferred, conveyed, assigned, released, set over and delivered to the Company, to and for the benefit of the Company and its successors and assigns, all of Arista's and Employee's respective rights and interest in and to the Employment Agreement and all rights attendant thereto. Terms not defined in this Amendment shall have such meanings otherwise ascribed to them in their respective documents.

         WHEREBY, the Company and the Employee desire and intend to extend the term of the Employment Agreement and Assignment to December 31, 2000.

         NOW, THEREFORE, in consideration of the premises hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         1. Section 1 of the Employment Agreement entitled, "Term of Employment," is hereby deleted and replaced in its entirety by the following:

                           "1.      TERM OF EMPLOYMENT. The Company hereby
                  agrees to employ the Employee as Vice President, and the Employee hereby agrees to serve the Company in such capacity for the period commencing as of the Effective Date and ending on December 31, 2000 (hereinafter referred to as the "Employment Period"), unless sooner terminated as hereinafter provided."

         2. Section 5 of the Employment Agreement entitled "Fringe Benefits" is hereby deleted and replaced in its entirety by the following:

                           "5.      FRINGE BENEFITS. The Employee shall be
                  entitled to participate in any and all fringe benefits and/or plans generally afforded to the other executives of the Company (to the extent the Employee otherwise qualifies therefor under the specific terms and conditions of each such benefit or plan) including, without limitation, group disability insurance, life

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                  insurance, medical insurance and pension plans which are, or which may become available generally to executive officers of the Company. The Employee shall be entitled to three (3) weeks vacation during each of the first and second 12 month periods and to four weeks (4) vacation during each of the third, fourth, fifth and sixth 12 month periods falling within the Employment Period and two (2) weeks vacation during the final six month period falling within the Employment Period (July 1, 2000 through December 31, 2000), to be taken at such time or times as the reasonable needs of the Company's business shall allow."

         3. Section 7(d)(iii) of the Employment Agreement entitled, "Termination of Employment," is hereby deleted and replaced in its entirety by the following:

                           "(iii)   if such notice is sent at any time after the
                  end of the thirty-sixth month of the Employment Period but prior to the end of the seventy-eighth month thereof, such check shall be in the amount of $75,000."

         4. Section 10(a) of the Employment Agreement entitled, "Restrictive Covenants" is hereby deleted and replaced in its entirety by the following:

                  (a) The Employee hereby acknowledges and recognizes the highly competitive nature of the Company's business and, accordingly, agrees that, in consideration of the premises contained herein, he will not during the Employment Period and thereafter until the Designated Date (as hereinafter defined):
                  (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined), whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder, or other participant; or (ii) assist others in engaging in Competitive Activity. As used herein, the term "Competitive Activity" shall mean and include (x) the development and marketing of and all activity involving the sale of statutory disability benefits insurance or any other insurance product then offered and written by Arista Insurance Company or by any other subsidiary of Arista Investors Corp. which is licensed to sell insurance in the State of New York during the calendar year immediately preceding the termination of Employee's employment hereunder; or (y) the development and marketing of and all activity involving the sale, administration or servicing of statutory disability benefits insurance or any other insurance product, then offered by Arista Investors Corp. or by any subsidiary of Arista Investors Corp. during the calendar year immediately preceding the termination of Employee's employment hereunder.

         5. Section 13 of the Employment Agreement entitled, "Notices" is hereby deleted and replaced in its entirety by the following:


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                  "13. NOTICES. Any notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following persons at the following addresses, or to such other person at such other address as any party may request by notice in writing to the other party to this Agreement:


                         To Employee:     Peter J. Norton
                                          4 Wyoming Street
                                          Old Westfield, NY 11784


                         To Corporation:  Arista Investors Corp.
                                          116 John Street
                                          New York, N.Y.  10038
                                          Attn.: Stanley S. Mandel
                                                 President


                         Copy to:         Michael R. Reiner, Esq.
                                          Morrison Cohen Singer & Weinstein, LLP
                                          750 Lexington Avenue
                                          New York, N.Y.  10022"


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         IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed by its duly authorized representative, effective as of the date first written above.


                                        ARISTA INVESTORS CORP.


                                        By: /s/ Stanley S. Mandel
                                           -------------------------------------
                                           Name:  Stanley S. Mandel
                                           Title: President

                                        EMPLOYEE:


                                        /s/ Peter J. Norton
                                        ----------------------------------------
                                        Peter J. Norton


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